SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 9, 2003

Date of Report (date of earliest event reported)

INTRAWARE, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25 Orinda Way Orinda, California 94563
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 253-4500

N/A
(Former name or former address, if changed since last report)

Item 5.                                                             Other Events

On September 9, 2003, Intraware, Inc. (the “Company”) issued an aggregate of 4,000,000 shares of its Common Stock in a private placement to institutional and individual investors.  The Company sold the shares at a price per share of $1.55 for an aggregate of $6,200,000 in gross proceeds.  Pursuant to a Registration Rights Agreement in the form attached as Exhibit 10.1, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock.  The terms of the private placement are more fully set forth in the form of Common Stock Purchase Agreement attached hereto as Exhibit 10.2.

On September 9, 2003, the Company issued a press release relating to the signing of the Common Stock financing.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.                                                            Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits

10.1	Form of Registration Rights Agreement, dated September 9, 2003, by and among Intraware, Inc. and the investors set forth therein.

10.2	Form of Common Stock Purchase Agreement, dated September 9, 2003, by and among Intraware, Inc. and the investors set forth therein.

99.1	Press release issued by Intraware, Inc. on September 9, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2003	INTRAWARE, INC.

/s/ John J. Moss
John J. Moss
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Form of Registration Rights Agreement, dated September 9, 2003, by and among Intraware, Inc. and the investors set forth therein.

10.2	Form of Common Stock Purchase Agreement, dated September 9, 2003, by and among Intraware, Inc. and the investors set forth therein.

99.1	Press release issued by Intraware, Inc. on September 9, 2003.